Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-277873) and Registration Statements on Form S-8 (Nos. 333-268582, 333-250930, 333-237367, 333-231556, 333-227335, 333-172069, 333-171231, 333-169272, 333-165566, 333-165065, 333-178664, 333-188517, 333-192806, 333-201386, 333-208634 and 333-221808) of Anheuser-Busch InBev SA/NV of our report dated March 12, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Diegem, Belgium, March 12, 2025

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Peter D’hondt

The statutory auditor